Exhibit 99.1

SouthWest Water Company Granted Extension from Nasdaq for Third Quarter 2008 Form 10-Q Filing

LOS ANGELES--(BUSINESS WIRE)--February 19, 2009--SouthWest Water Company (NASDAQ:SWWC), a leading provider of water, wastewater and public works services, today said that it has received an extension from the Nasdaq Listing Qualifications Staff until May 11, 2009 to report its financial results for the 2008 third quarter. On November 10, 2008, the company announced that it would delay the filing of its Form 10-Q for the quarter ended September 30, 2008 to review prior period financial statements after management discovered errors.

SouthWest Water Company provides a broad range of operations, maintenance and management services, including water production, treatment and distribution; wastewater collection and treatment; customer service; and utility infrastructure construction management. The company owns regulated public utilities and also serves cities, utility districts and private companies under contract. More than two million people in 10 states depend on SouthWest Water for high-quality, reliable service. Additional information may be found on the company’s website: www.swwc.com.

CONTACT:
SouthWest Water Company
DeLise Keim
VP Communications
213-929-1846
www.swwc.com